                                                                   EXHIBIT 10.1

                                   AMENDMENT
                                     TO THE
              INDUS INTERNATIONAL, INC. 1997 DIRECTOR OPTION PLAN
            (AS PREVIOUSLY AMENDED JUNE 7, 2000 AND APRIL 23, 2002)

         This Amendment ("Amendment") is made and executed this 29th day of October, 2002, to be effective as of the date hereof.

         WHEREAS, the Company previously has adopted the Indus International, Inc. Incentive Director Option Plan (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has duly authorized and approved the amendment of the Plan to provide that all options issued under the Plan will vest and become exercisable upon a change in control of the Company;

         NOW, THEREFORE, in accordance with Section 11 of the Plan, the Plan is hereby amended as follows:

         1. Merger or Asset Sale. Section 10 of the Plan hereby is amended by deleting the language in subsection (c) and replacing it with the following:

                  "(c)     Merger or Asset Sale. Upon a merger of the Company
         with or into another entity or the sale of substantially all of the assets of the Company (whether or not such transactions constitute a "Change in Control," as defined below), the Plan and all Options outstanding hereunder shall terminate, except to the extent provisions is made in connection with the transaction for the continuation of the Plan and/or the assumption of the outstanding Options (or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and outstanding Options shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right, immediately prior to the occurrence of such termination and during such period of not less than 15 days occurring prior to such termination as the Committee in its sole discretion may designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. Such exercise will be contingent upon the consummation of the merger or asset sale and will be subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement.

                  In the event an Optionee's status as a Director (or a director of a successor entity) is terminated other than upon the Optionee's voluntary resignation, following the assumption or substitution of an Option in connection with such a merger or asset sale, the assumed Option (or the substitute option) shall become fully exercisable upon such termination, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

         2. Change of Control. Section 10 of the Plan hereby is amended by adding the following as a new subsection (d):

                  "(d)     Change of Control. Notwithstanding the provisions of
         Section 10(c) above, upon the occurrence of a Change of Control, all outstanding Options shall become fully vested and exercisable, whether or not such Options were otherwise exercisable at the time the Change of Control occurs. As used herein, the term "Change of Control" means the occurrence of any of the following:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing seventy-five percent (75%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) Any action or event occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company as of the date hereof, or
         (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company), or (C) are approved by Warburg Pincus LLC so long as it is the beneficial owner of not less than twenty-five percent (25%) of the then outstanding voting securities; or

                  (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

         The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

         IN WITNESS HEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.



                             INDUS INTERNATIONAL, INC.



                             By:      /s/ Adam V. Battani
                                --------------------------------
                             Name:    Adam V. Battani
                                  ------------------------------
                             Title:   VP and General Counsel
                                   -----------------------------

                                      -3-